UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2011
SPANISH BROADCASTING SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27823	13-3827791

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 South Bayshore Drive, PH II, Coconut Grove, Florida	33133

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (305) 441-6901
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.
On August 1, 2011, Spanish Broadcasting System, Inc. (the “Company”), through its wholly-owned subsidiaries, Mega Media Holdings, Inc. (“Mega Media Holdings”) and KTBU Licensing, Inc. (“KTBU-Sub,” and, together with Mega Media Holdings, “Mega Media”), completed the acquisition of certain assets, including licenses, permits and authorizations issued by the Federal Communications Commission (the “FCC”) used in or related to the operation of television station KTBU-TV (Digital 42 (Virtual Channel 55)) in Conroe, Texas, pursuant to that certain asset purchase agreement dated May 2, 2011, as amended on July 19, 2011 (the “Purchase Agreement”) with Channel 55/42 Operating, LP, a Texas limited partnership, USFR Tower Operating, LP, a Texas limited partnership, Humanity Interested Media, L.P., a Texas limited partnership, USFR Equity Drive Property LLC, a Texas limited partnership, and US Farm & Ranch Supply Company, Inc., a Texas corporation (“USFR”). MegaTV debuted on the air on August 1, 2011.
In connection with the closing, we paid an aggregate purchase price equal to $16 million, consisting of: (i) cash in the amount of $8.0 million; and (ii) a thirty-six month, secured promissory note in the principal amount of $8.0 million, bearing a fixed interest rate of 6%.
In addition, as part of the television station acquisition, we entered into a lease agreement with USFR Equity Drive Property LLC. The lease agreement covers approximately 30,000 square feet of space in Houston, Texas, and specified furnishings and broadcasting equipment. The lease has an initial term of 10 years, subject to two 5-year extensions at the Company’s option, and is terminable at any time by the Company on not less than 180 days prior notice. The lease also provides the Company with an option to purchase the property and the furnishings and equipment for a purchase price of $4 million if the purchase occurs during the first 12 months of the lease term, increasing by 2.5% annually each during each successive 12-month period of the lease term.
A copy of the press release announcing that the above developments is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits
99.1 — Press Release dated August 2, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC.
August 4, 2011	By:	/s/ Joseph A. García
Joseph A. García
Chief Financial Officer, Chief Administrative Officer Sr. Executive Vice President and Secretary

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits
99.1 — Press Release dated August 2, 2011.

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